Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Galleria Co. Amendment No. 3 on Form S-4 and Form S-1 of our report dated April 20, 2016 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the allocation of parent company costs), relating to the combined financial statements of P&G Beauty Brands appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

July 20, 2016